Exhibit 99.1

Contacts:       Pat Sheaffer or Kevin Lycklama
Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Earnings Increase to $3.1 Million in Second Fiscal Quarter 2018;
 Results Highlighted by Strong Net Interest Income and Improved Operating Efficiencies

Vancouver, WA – October 26, 2017 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) ("Riverview" or the "Company") today reported net income increased to $3.1 million, or $0.14 per diluted share, in the second fiscal quarter ended September 30, 2017, compared to $2.7 million, or $0.12 per diluted share, in the preceding quarter and $1.7 million, or $0.07 per diluted share, in the second fiscal quarter ended September 30, 2016.
In the first six months of fiscal year 2018, Riverview's earnings increased to $5.7 million, or $0.25 per diluted share, compared to $3.4 million, or $0.15 per diluted share, in the first six months of fiscal year 2017.
"Solid revenue growth combined with improving operating efficiencies contributed to a profitable second quarter," stated Pat Sheaffer, chairman and chief executive officer. "We are proud of our entire team for their hard work and dedication to growing the Company. Without their efforts none of this would be possible. This positions us well for continued growth in the Portland-Vancouver market over the next fiscal year."
Second Quarter Highlights (at or for the period ended September 30, 2017)

•	Net income grew to $3.1 million, or $0.14 per diluted share.
•	Net interest margin (NIM) expanded by 33 basis points to 4.03% compared to the second quarter a year ago.
•	Total loans were $783.7 million at September 30, 2017.
•	Non-performing assets were 0.27% of total assets.
•	Tangible book value per share improved to $3.93.
•	Total risk-based capital ratio was 15.07% and Tier 1 leverage ratio was 9.75%.
•	Efficiency ratio improved to 65.2%.
•	Declared quarterly cash dividend of $0.0225 per share, generating a current dividend yield of 1.07%.
Income Statement
Riverview's net interest income increased $2.6 million, or 33%, to $10.7 million for the second fiscal quarter of 2018 compared to $8.1 million in the second fiscal quarter a year ago, and increased $292,000, or 3%, compared to $10.4 million in the preceding quarter. The increase in net interest income was primarily due to a rise in interest and fees on loans as a result of the average balance growth of our outstanding loans and an increase in our loan yield. In the first six months of fiscal 2018, net interest income increased $5.3 million to $21.2 million compared to $15.9 million in the first six months of fiscal 2017.
"Our net interest margin compressed six basis points in the second quarter of fiscal 2018 compared to the prior linked quarter, reflecting our higher balance of cash and liquid assets," said Kevin Lycklama, executive vice president and chief operating officer. "The prior linked quarter also included the collection of $104,000 of nonaccrual interest income which contributed four basis points to our prior quarter's NIM." The interest accretion on purchased loans totaled $273,000 and resulted in an 10 basis point increase in our NIM during the second fiscal quarter. Year-to-date, the NIM increased 34 basis points to 4.06% compared to 3.72% in the first six months of fiscal 2017.
Non-interest income was $2.7 million in the second fiscal quarter, which was the same as in the preceding quarter. Non-interest income increased $132,000 compared to $2.6 million in the second quarter a year ago. In the first six months of fiscal 2018, non-interest income increased to $5.5 million compared to $5.1 million in the first six months of fiscal 2017. The year over year increase was primarily due to continued organic growth as well as an increase in fees and service

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

charges and asset management fees. The increase in fees and service charges was primarily due to the collection of $113,000 in loan prepayment penalties and an increase of $128,000 in debit interchange income. Other non-interest income decreased during the three and six months ended September 30, 2017 compared to the same prior year period due to $407,000 of income from a BOLI claim which was offset by a $132,000 impairment charge on an investment security during the prior year period.
Asset management fees were $818,000 in the second fiscal quarter of 2018 compared to $853,000 in the preceding quarter and $727,000 in the same quarter a year ago. Riverview Trust Company's ("RTC") assets under management increased to $461.2 million at September 30, 2017 compared to $440.5 million three months earlier and $401.2 million a year earlier. During the fourth quarter of fiscal 2017, RTC opened a second office in the Portland suburb of Lake Oswego, expanding its footprint and product offerings in the Portland market.
Non-interest expense decreased $415,000 to $8.8 million during the second fiscal quarter of 2018 compared to $9.2 million in the preceding quarter and increased $362,000 from $8.4 million for the same prior year period. The efficiency ratio improved to 65.2% for the quarter ended September 30, 2017 compared to 69.7% in the preceding quarter. Second quarter fiscal 2018 operating expenses included $177,000 in transaction-related expenses in connection with the MBank purchase compared to $429,000 in the preceding quarter. "We have continued to see improvements in our profitability and performance ratios as we realize the expected cost savings and operating efficiencies from this transaction," said Lycklama.
Balance Sheet Review
With several large loan payoffs during the quarter, total loans decreased $13.8 million during the quarter to $783.7 million at September 30, 2017 compared to $797.5 million at June 30, 2017. Undisbursed construction loans totaled $64.1 million at September 30, 2017, with the majority of the undisbursed construction loans expected to fund over the next several quarters. The commercial loan pipeline totaled $47.7 million at the end of the quarter.
Total deposits increased $16.8 million to $990.3 million at September 30, 2017 compared to $973.5 million at June 30, 2017. Checking account balances accounted for $16.2 million of the gain and grew to 45.0% of total deposits compared to 44.2% a year ago.
Shareholders' equity was $116.7 million at September 30, 2017 compared to $113.9 million three months earlier and $111.0 million a year earlier. Tangible book value per share was $3.93 at September 30, 2017 compared to $3.80 at June 30, 2017, and $3.79 at September 30, 2016. A quarterly cash dividend of $0.0225 per share was paid on October 24, 2017.
Credit Quality
Riverview's classified assets totaled $7.1 million at September 30, 2017 compared to $8.8 million three months earlier. At September 30, 2017, the classified asset to total capital ratio was 6.0% compared to 7.5% three months earlier.
Non-performing loans were $2.7 million, or 0.35% of total loans, at September 30, 2017 compared to $2.8 million, or 0.35% of total loans, three months earlier. REO balances were $298,000 at September 30, 2017 unchanged compared to the preceding quarter.
The allowance for loan losses totaled $10.6 million, representing 1.35% of total loans at September 30, 2017 compared to 1.33% of total loans at June 30, 2017. Included in the carrying value of loans are net discounts on the MBank purchased loans which may reduce the need for an allowance for loan losses on these loans because they are carried at an amount below the outstanding principal balance. The remaining net discount on these purchased loans was $2.6 million at September 30, 2017 compared to $2.8 million in the prior quarter. Net loan recoveries were $20,000 during the second fiscal quarter of 2018 compared to $69,000 in the preceding quarter.
Capital
Riverview continues to maintain capital levels well in excess of the regulatory requirements to be categorized as "well capitalized" with a total risk-based capital ratio of 15.07%, Tier 1 leverage ratio of 9.75% and tangible common equity to tangible assets ratio of 7.90% at September 30, 2017.

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures. We believe that certain non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with GAAP results as reported.
Financial measures that exclude intangible assets are non-GAAP measures. To provide investors with a broader understanding of capital adequacy, Riverview provides non-GAAP financial measures for tangible common equity, along with the GAAP measure. Tangible common equity is calculated as shareholders' equity less goodwill and other intangible assets. In addition, tangible assets are total assets less goodwill and other intangible assets.
The following table provides a reconciliation of ending shareholders' equity (GAAP) to ending tangible shareholders' equity (non-GAAP), and ending total assets (GAAP) to ending tangible assets (non-GAAP).

	September 30, 2017	June 30, 2017	September 30, 2016	March 31, 2017

Shareholders' equity	$116,742	$113,917	$110,986	$111,264
Goodwill	27,076	27,076	25,572	27,076
Core deposit intangible, net	1,219	1,277	-	1,335

Tangible shareholders' equity	$88,447	$85,564	$85,414	$82,853

Total assets	$1,147,680	$1,125,161	$984,045	$1,133,939
Goodwill	27,076	27,076	25,572	27,076
Core deposit intangible, net	1,219	1,277	-	1,335

Tangible assets	$1,119,385	$1,096,808	$958,473	$1,105,528
About Riverview
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $1.15 billion at September 30, 2017, it is the parent company of the 94-year-old Riverview Community Bank, as well as Riverview Trust Company. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 19 branches, including 14 in the Portland-Vancouver area and three lending centers. For the past 4 years, Riverview has been named Best Bank by the readers of The Vancouver Business Journal, The Columbian and The Gresham Outlook.
"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: expected cost savings, synergies and other financial benefits from our pending purchase of certain assets and assumption of certain liabilities of MBank and Merchants Bancorp pursuant to the Purchase and Assumption Agreement (the "Agreement") with Merchants Bancorp and its wholly owned subsidiary MBank (the "transaction") might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite approval of Merchants Bancorp's shareholders and regulatory approvals for the transaction might not be obtained; the Company's ability to raise common capital; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company's allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in the Company's market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company's net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company's market areas; secondary market conditions for loans and the Company's ability to sell loans in the secondary market; results of examinations of us by the Office of Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company's reserve for loan losses, write-down assets, change Riverview Community Bank's regulatory capital position or affect the Company's ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; legislative

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

or regulatory changes that adversely affect the Company's business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company's ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company's ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company's assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the Company's balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company's workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company's ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company's ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company's ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company's ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services and the other risks described from time to time in our filings with the SEC.
Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.
The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company's operating and stock price performance.

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(In thousands, except share data) (Unaudited)	September 30, 2017	June 30, 2017	September 30, 2016	March 31, 2017
ASSETS

Cash (including interest-earning accounts of $59,315, $14,919,	$76,245	$34,108	$93,007	$64,613
$77,509 and $46,245)
Certificate of deposits held for investment	9,797	11,042	15,275	11,042
Loans held for sale	347	768	991	478
Investment securities:
Available for sale, at estimated fair value	200,584	205,012	152,251	200,214
Held to maturity, at amortized cost	46	54	69	64
Loans receivable (net of allowance for loan losses of $10,617,
$10,597, $10,063, and $10,528)	773,087	786,913	640,873	768,904
Real estate owned	298	298	539	298
Prepaid expenses and other assets	4,227	3,901	4,334	3,815
Accrued interest receivable	3,111	3,086	2,421	2,941
Federal Home Loan Bank stock, at cost	1,181	1,181	1,060	1,181
Premises and equipment, net	15,740	16,041	14,206	16,232
Deferred income taxes, net	6,167	6,051	7,816	7,610
Mortgage servicing rights, net	406	408	385	398
Goodwill	27,076	27,076	25,572	27,076
Core deposit intangible, net	1,219	1,277	-	1,335
Bank owned life insurance	28,149	27,945	25,246	27,738

TOTAL ASSETS	$1,147,680	$1,125,161	$984,045	$1,133,939

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits	$990,299	$973,483	$838,902	$980,058
Accrued expenses and other liabilities	10,838	8,302	8,175	13,080
Advance payments by borrowers for taxes and insurance	920	596	837	693
Junior subordinated debentures	26,438	26,414	22,681	26,390
Capital lease obligation	2,443	2,449	2,464	2,454
Total liabilities	1,030,938	1,011,244	873,059	1,022,675

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
September 30, 2017 - 22,533,912 issued and outstanding;
June 30, 2017 – 22,527,401 issued and outstanding;	225	225	225	225
September 30, 2016 - 22,507,890 issued and outstanding;
March 31, 2017 – 22,510,890 issued and outstanding;
Additional paid-in capital	64,612	64,556	64,425	64,468
Retained earnings	53,034	50,482	45,207	48,335
Unearned shares issued to employee stock ownership plan	(26)	(52)	(129)	(77)
Accumulated other comprehensive income (loss)	(1,103)	(1,294)	1,258	(1,687)
Total shareholders' equity	116,742	113,917	110,986	111,264

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,147,680	$1,125,161	$984,045	$1,133,939

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
	Three Months Ended			Six Months Ended
(In thousands, except share data) (Unaudited)	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
INTEREST INCOME:
Interest and fees on loans receivable	$9,994	$9,789	$7,631	$19,783	$15,071
Interest on investment securities - taxable	1,079	1,133	769	2,212	1,489
Interest on investment securities - nontaxable	14	14	-	28	-
Other interest and dividends	228	87	130	315	232
Total interest and dividend income	11,315	11,023	8,530	22,338	16,792

INTEREST EXPENSE:
Interest on deposits	313	322	279	635	560
Interest on borrowings	277	268	163	545	321
Total interest expense	590	590	442	1,180	881
Net interest income	10,725	10,433	8,088	21,158	15,911
Provision for loan losses	-	-	-	-	-

Net interest income after provision for loan losses	10,725	10,433	8,088	21,158	15,911

NON-INTEREST INCOME:
Fees and service charges	1,490	1,407	1,188	2,897	2,511
Asset management fees	818	853	727	1,671	1,549
Net gain on sale of loans held for sale	157	225	163	382	302
Bank owned life insurance income	204	207	190	411	381
Other, net	44	46	313	90	352
Total non-interest income	2,713	2,738	2,581	5,451	5,095

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,251	5,422	4,531	10,673	9,171
Occupancy and depreciation	1,412	1,346	1,225	2,758	2,362
Data processing	580	616	476	1,196	971
Amortization of core deposit intangible	58	58	-	116	-
Advertising and marketing expense	256	234	252	490	445
FDIC insurance premium	136	145	74	281	196
State and local taxes	177	154	146	331	285
Telecommunications	103	104	76	207	149
Professional fees	261	415	453	676	711
Real estate owned expenses	3	2	35	5	50
Other	522	678	1,129	1,200	1,872
Total non-interest expense	8,759	9,174	8,397	17,933	16,212

INCOME BEFORE INCOME TAXES	4,679	3,997	2,272	8,676	4,794
PROVISION FOR INCOME TAXES	1,620	1,343	592	2,963	1,417
NET INCOME	$3,059	$2,654	$1,680	$5,713	$3,377

Earnings per common share:
Basic	$0.14	$0.12	$0.07	$0.25	$0.15
Diluted	$0.14	$0.12	$0.07	$0.25	$0.15
Weighted average number of common shares outstanding:
Basic	22,518,941	22,504,852	22,474,019	22,511,935	22,470,957
Diluted	22,609,480	22,589,440	22,530,331	22,599,851	22,522,544

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

(Dollars in thousands)	At or for the three months ended			At or for the six months ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
AVERAGE BALANCES
Average interest–earning assets	$1,056,818	$1,023,196	$867,797	$1,040,098	$853,691
Average interest-bearing liabilities	749,172	745,172	632,445	747,183	629,053
Net average earning assets	307,646	278,024	235,352	292,915	224,638
Average loans	783,213	786,317	645,479	784,756	639,258
Average deposits	992,111	961,421	809,384	976,850	796,178
Average equity	116,675	113,661	111,516	115,176	110,667
Average tangible equity (non-GAAP)	88,351	85,278	85,944	86,822	85,095

ASSET QUALITY	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016

Non-performing loans	$2,745	$2,792	$2,360
Non-performing loans to total loans	0.35%	0.35%	0.36%
Real estate/repossessed assets owned	$298	$298	$539
Non-performing assets	$3,043	$3,090	$2,899
Non-performing assets to total assets	0.27%	0.27%	0.29%
Net loan recoveries in the quarter	$(20)	$(69)	$(103)
Net recoveries in the quarter/average net loans	(0.01)%	(0.04)%	(0.06)%

Allowance for loan losses	$10,617	$10,597	$10,063
Average interest-earning assets to average
interest-bearing liabilities	141.06%	137.31%	137.21%
Allowance for loan losses to
non-performing loans	386.78%	379.55%	426.40%
Allowance for loan losses to total loans	1.35%	1.33%	1.55%
Shareholders' equity to assets	10.17%	10.12%	11.28%

CAPITAL RATIOS
Total capital (to risk weighted assets)	15.07%	14.41%	16.05%
Tier 1 capital (to risk weighted assets)	13.82%	13.16%	14.80%
Common equity tier 1 (to risk weighted assets)	13.82%	13.16%	14.80%
Tier 1 capital (to average tangible assets)	9.75%	9.79%	10.95%
Tangible common equity (to average tangible assets)	7.90%	7.80%	8.91%

DEPOSIT MIX	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	March 31, 2017

Interest checking	$175,127	$171,360	$148,201	$171,152
Regular savings	134,116	126,704	104,241	126,370
Money market deposit accounts	274,409	274,537	249,381	289,998
Non-interest checking	270,678	258,223	222,218	242,738
Certificates of deposit	135,969	142,659	114,861	149,800
Total deposits	$990,299	$973,483	$838,902	$980,058

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOANS

		Other		Commercial
	Commercial	Real Estate	Real Estate	& Construction
	Business	Mortgage	Construction	Total
September 30, 2017	(Dollars in thousands)
Commercial business	$118,444	$-	$-	$118,444
Commercial construction	-	-	35,923	35,923
Office buildings	-	122,826	-	122,826
Warehouse/industrial	-	77,026	-	77,026
Retail/shopping centers/strip malls	-	69,512	-	69,512
Assisted living facilities	-	3,026	-	3,026
Single purpose facilities	-	168,165	-	168,165
Land	-	13,745	-	13,745
Multi-family	-	46,082	-	46,082
One-to-four family construction	-	-	17,955	17,955
Total	$118,444	$500,382	$53,878	$672,704

March 31, 2017
Commercial business	$107,371	$-	$-	$107,371
Commercial construction	-	-	27,050	27,050
Office buildings	-	121,983	-	121,983
Warehouse/industrial	-	74,671	-	74,671
Retail/shopping centers/strip malls	-	78,757	-	78,757
Assisted living facilities	-	3,686	-	3,686
Single purpose facilities	-	167,974	-	167,974
Land	-	15,875	-	15,875
Multi-family	-	43,715	-	43,715
One-to-four family construction	-	-	19,107	19,107
Total	$107,371	$506,661	$46,157	$660,189

LOAN MIX	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	March 31, 2017
Commercial and construction
Commercial business	$118,444	$125,732	$64,176	$107,371
Other real estate mortgage	500,382	513,360	423,729	506,661
Real estate construction	53,878	43,186	45,059	46,157
Total commercial and construction	672,704	682,278	532,964	660,189
Consumer
Real estate one-to-four family	90,764	91,898	86,321	92,865
Other installment	20,236	23,334	31,651	26,378
Total consumer	111,000	115,232	117,972	119,243

Total loans	783,704	797,510	650,936	779,432

Less:
Allowance for loan losses	10,617	10,597	10,063	10,528
Loans receivable, net	$773,087	$786,913	$640,873	$768,904

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

DETAIL OF NON-PERFORMING ASSETS

	Other	Southwest	Other
	Oregon	Washington	Washington	Other	Total
September 30, 2017	(dollars in thousands)
Non-performing assets

Commercial business	$-	$290	$-	$-	$290
Commercial real estate	1,095	209	-	-	1,304
Land	780	-	-	-	780
Consumer	-	300	-	71	371
Total non-performing loans	1,875	799	-	71	2,745

REO	-	-	298	-	298

Total non-performing assets	$1,875	$799	$298	$71	$3,043

DETAIL OF LAND DEVELOPMENT AND SPECULATIVE CONSTRUCTION LOANS

	Northwest	Other	Southwest
	Oregon	Oregon	Washington	Total
September 30, 2017	(dollars in thousands)

Land development	$490	$911	$12,344	$13,745
Speculative construction	376	401	14,573	15,350

Total land development and speculative construction	$866	$1,312	$26,917	$29,095

RVSB Reports Second Quarter Fiscal 2018 Profits
October 26, 2017

	At or for the three months ended			At or for the six months ended
SELECTED OPERATING DATA	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016

Efficiency ratio (4)	65.18%	69.65%	78.70%	67.39%	77.18%
Coverage ratio (6)	122.45%	113.72%	96.32%	117.98%	98.14%
Return on average assets (1)	1.06%	0.96%	0.70%	1.01%	0.72%
Return on average equity (1)	10.40%	9.37%	5.98%	9.89%	6.09%

NET INTEREST SPREAD
Yield on loans	5.06%	4.99%	4.69%	5.03%	4.70%
Yield on investment securities	2.14%	2.21%	1.96%	2.18%	1.91%
Total yield on interest-earning assets	4.25%	4.32%	3.90%	4.29%	3.92%

Cost of interest-bearing deposits	0.17%	0.18%	0.18%	0.18%	0.18%
Cost of FHLB advances and other borrowings	3.81%	3.69%	2.55%	3.75%	2.54%
Total cost of interest-bearing liabilities	0.31%	0.32%	0.28%	0.31%	0.28%

Spread (7)	3.94%	4.00%	3.62%	3.98%	3.64%
Net interest margin	4.03%	4.09%	3.70%	4.06%	3.72%

PER SHARE DATA
Basic earnings per share (2)	$0.14	$0.12	$0.07	$0.25	$0.15
Diluted earnings per share (3)	0.14	0.12	0.07	0.25	0.15
Book value per share (5)	5.18	5.06	4.93	5.18	4.93
Tangible book value per share (5) (non-GAAP)	3.93	3.80	3.79	3.93	3.79
Market price per share:
High for the period	$8.48	$7.47	$5.41	$8.48	$5.41
Low for the period	6.64	6.51	4.69	6.51	4.30
Close for period end	8.40	6.64	5.38	8.40	5.38
Cash dividends declared per share	0.0225	0.0225	0.0200	0.0450	0.0400

Average number of shares outstanding:
Basic (2)	22,518,941	22,504,852	22,474,019	22,511,935	22,470,957
Diluted (3)	22,609,480	22,589,440	22,530,331	22,599,851	22,522,544

(1)	Amounts for the quarterly periods are annualized.
(2)	Amounts exclude ESOP shares not committed to be released.
(3)	Amounts exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated based on shareholders' equity and include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest-bearing liabilities.

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